Exhibit 5.1

OPINION OF FENWICK & WEST LLP

March 14, 2012

Solta Medical, Inc.

25881 Industrial Boulevard

Hayward, California 94545

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Solta Medical, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about March 14, 2012 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 1,800,000 additional shares of the Company’s Common Stock, $0.001 par value per share (the “Common Stock”), reserved for issuance by the Company pursuant to the Company’s 2006 Equity Incentive Plan, as amended (the “2006 Plan”) and an aggregate of 900,000 additional shares of the Company’s Common Stock reserved for issuance by the Company pursuant to the Company’s 2006 Employee Stock Purchase Plan (the “Purchase Plan” and together with the 2006 Plan, the “Plans”). Such 1,800,000 shares of Common Stock reserved for issuance under the 2006 Plan and such 900,000 shares of Common Stock reserved for issuance under the Purchase Plan are collectively referred to herein as the “Stock”. The Stock is subject to issuance by the Company upon (a) the exercise of stock options or the settlement of restricted stock units or market stock units to be granted under the 2006 Plan, or (b) the exercise of purchase rights to be granted under the Purchase Plan. In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

(1)	the Company’s Amended and Restated Certificate of Incorporation, certified by the Delaware Secretary of State on March 14, 2012 (the “Restated Certificate”);

(2)	the Company’s Amended and Restated Bylaws, certified by the Company’s Secretary on March 14, 2012 (the “Bylaws”);

(3)	the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference;

(4)	the 2006 Plan;

(5)	the Purchase Plan;

(6)	Form of Notice of Grant for, and Terms and Conditions of, Restricted Stock Units under the 2006 Plan;

(7)	Form of Notice of Grant for, and Terms and Conditions of, Restricted Stock under the 2006 Plan.

(8)	Form of Notice of Grant for, and Terms and Conditions of, Stock Options under the 2006 Plan.

(9)	Form of Notice of Grant for, and Terms and Conditions of, Market Stock Units under the 2006 Equity Incentive Plan.

(10)	the prospectuses prepared in connection with the Registration Statement (the “Prospectuses”);

(11)	the following minutes of meetings and actions by written consent of the Company’s Board of Directors (the “Board”) and stockholders (the “Stockholders”), certified by the Company’s Secretary on March 14, 2012, at which, or pursuant to which, the Restated Certificate and the Bylaws were approved: (i) the Minutes of a meeting of the Board held on August 2, 2006, at which resolutions were adopted by the Board adopting and approving the Restated Certificate and the Bylaws, and (ii) the Action by Written Consent of the Stockholders, dated August 7, 2006, in which resolutions were adopted by the Stockholders adopting and approving the Restated Certificate and the Bylaws.

(12)	The following minutes of meetings and actions by written consent of the Board and Stockholders at which, or pursuant to which, the Plans, and each amendment to the Plans were adopted and approved: (i) the Minutes of a meeting of the Board held on August 2, 2006, at which resolutions were adopted by the Board adopting and approving the Plans, (ii) the Action by Written Consent of the Stockholders, dated August 7, 2006 in which resolutions were adopted by the Stockholders adopting and approving the Plans, (iii) the Minutes of a meeting of the Board held on April 13, 2010, at which resolutions were adopted by the Board adopting and approving an amendment and restatement of the 2006 Plan, (iv) the Minutes of a meeting of Stockholders held on June 3, 2010 in which resolutions were adopted by the Stockholders adopting and approving an amendment and restatement of the 2006 Plan, and (v) the Minutes of the meeting of the Board held on April 6, 2011 at which resolutions were adopted by the Board adopting and approving an amendment to the 2006 Plan.

(13)	that certain registration statement on Form 8-A filed by the Company with the Commission in accordance with the Securities Exchange Act of 1934 on November 1, 2006.

(14)	the stock records of the Company that the Company has provided us, consisting of a certificate from American Stock Transfer & Trust Company, the Company’s transfer agent, dated as of March 13, 2012 as to the number of the Company’s issued and outstanding shares of capital stock as of March 13, 2012;

(15)	a Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated March 14, 2012, stating that the Company is duly incorporated under the laws of the State of Delaware and is in good standing and is duly authorized to transact business (the “Certificate of Good Standing”); and

(16)	a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the “Management Certificate”).

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that any certificates representing the Stock have been, or will be when issued, properly signed by authorized officers of the Company or their agents.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, (i) the existing laws of the United States of America, (ii) the existing laws of the State of California, and (iii) the Delaware General Corporation Law and reported judicial decisions relating thereto. With respect to our opinion expressed in paragraph (1) below as to the valid existence and good standing of the Company under the laws of the State of Delaware, we have relied solely upon the Certificate of Good Standing and representations made to us by the Company.

In accordance with Section 95 of the American Law Institute’s Restatement (Third) of the Law Governing Lawyers (2000), this opinion letter is to be interpreted in accordance with customary practices of lawyers rendering opinions in connection with the filing of a registration statement of the type described herein.

Based upon the foregoing, we are of the following opinion:

(1) The Company is a corporation validly existing, in good standing, under the laws of the State of Delaware; and

(2) The Stock that may be issued and sold by the Company upon the exercise of (a) stock options, restricted stock units or market stock units granted or to be granted under the 2006 Plan and (b) purchase rights granted or to be granted under the Purchase Plan, when issued, sold and delivered in accordance with the terms of the applicable Plan and applicable Plan and purchase agreements that are consistent with the terms of the applicable Plan to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement and the relevant Prospectus, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ Fenwick & West LLP

FENWICK & WEST LLP